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AMYLIN PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

Eastbourne Capital Management, L.L.C.

Black Bear Fund I, L.P.

Black Bear Fund II, L.L.C.

Black Bear Offshore Master Fund, L.P.

Richard J. Barry

M. Kathleen Behrens

Charles M. Fleischman

Jay Sherwood

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Eastbourne Capital Management, L.L.C. Amylin Pharmaceuticals: The Case for Change May 2009

Disclaimer
This presentation is for general information purposes only.  It is not intended to, and does not, address the specific investment objectives, financial situation, suitability or the particular needs of any person who may receive this presentation, and should not be taken as advice on the merits of any investment decision.  The views expressed herein represent the opinions of Eastbourne Capital Management, L.L.C., Black Bear Fund I, L.P., Black
Bear Fund II, L.L.C., Black Bear Offshore Master Fund, L.P., Richard J. Barry, M. Kathleen Behrens, Charles M. Fleischman and Jay Sherwood
(collectively, the “Participants”), and, unless otherwise stated, are based on publicly available information with respect to Amylin Pharmaceuticals, Inc.
(the “Company”) or other entities identified herein.
Certain matters addressed in this presentation are forward-looking statements that involve certain risks and uncertainties. You should be aware that actual results could differ materially from those contained in the forward-looking statements.  The Participants assume no obligation to update any information, including forward-looking information, contained herein.
The Participants reserve the right to change any of their intentions or opinions expressed herein at any time as they deem appropriate.
The Participants have not sought or obtained consent from any third party to use any statements or information indicated in this presentation as having been obtained or derived from statements made or published by third parties.  Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or from any third party, are accurate.
The Participants shall not be responsible or have any liability for any misinformation contained in any SEC filing of the Company or of any third party or in any other third party report.  There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied in this presentation.
This presentation does not recommend the purchase or sale of any security. Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security.  The Participants currently own an aggregate of approximately 12.2% of the outstanding common stock of the Company.  It is possible that there will be developments in the future that cause one or more of the Participants from time to time to sell all or a portion of their shares or buy additional shares (in each case, in open market or privately negotiated transactions or otherwise).
All stockholders of the Company are advised to read the definitive proxy statement, the white proxy card and other documents related to the solicitation of proxies by the Participants from the stockholders of the Company for use at the 2009 annual meeting of stockholders of the Company because they contain important information.  The definitive proxy statement and form of proxy will be mailed to stockholders of the issuer and will, along with other relevant documents, be available at no charge on the SEC’s web site at http://www.sec.gov or by contacting MacKenzie Partners, Inc. by telephone collect at (212) 929-5500, toll-free at (800) 322-2885 or by e-mail at amylinproxy@mackenziepartners.com. In addition, the Particpants will provide copies of the definitive proxy statement without charge upon request.  Information relating to the Participants is contained in the definitive Schedule 14A filed by the Participants with the SEC on May 4, 2009.

We Believe The Amylin Board Needs Change Now
Shareholders Have Lost Over $5 Billion In Shareholder Value
Under The Watch Of The Current Board And Management Team
• We believe the current Board and management have failed shareholders
– They have failed to maximize the commercial value of the exenatide program
– They have failed to adequately anticipate and address product concerns
– They have exercised ineffective expense controls contributing to increasing operating losses since 2005
– They have disclosed a “5 Point Plan” that appears to us to be a “wish list” of goals that offers no roadmap to achievement
– They have expressed an optimism about commercial capabilities we believe is unjustified by historical results
• We believe the incumbent Board should be held accountable for management’s lack of success
– We believe the Board as currently composed cannot provide the objective judgment that Amylin needs at this critical juncture
– We believe the compensation decisions of the Board have led to a record of “pay without performance”
• We believe the Company has an exciting potential with a window of opportunity that should not be entrusted to the incumbent Directors
– We believe the upcoming product launch of Exenatide Once-Weekly is Amylin’s best chance for commercial success
– Two new Board members selected by incumbents will not, in our view, adequately address our concerns about the
Board’s composition and abilities
– We believe our nominees possess the skills, experience, objectivity and judgment to bring significant value to the
Board and to ensure that the Board considers proper steps to maximize the commercial value of Amylin’s assets
Amylin Is At A Critical Juncture And We Believe Shareholders Should Not
Entrust The Future Of The Company To The Current Board

08/03/07
09/03/07
10/03/07
11/03/07
12/03/07
01/03/08
02/03/08
03/03/08
04/03/08
05/03/08
06/03/08
07/03/08
08/03/08
09/03/08
10/03/08
11/03/08
12/03/08
01/03/09
02/03/09
03/03/09
04/03/09

04/24/06
06/24/06
08/24/06
10/24/06
12/24/06
02/24/07
04/24/07
06/24/07
08/24/07
10/24/07
12/24/07
02/24/08
04/24/08
06/24/08
08/24/08
10/24/08
12/24/08
02/24/09
04/24/09

The Incumbent Board Has Presided Over A Period Characterized
By A Massive Loss Of Shareholder Value
• Amylin’s shares have fallen over 75% since their peak of $51.43 in 2007, and now trade at
$11.25 – below the 1992 IPO share price of $14.00
• The AMEX Biotech Index, on the other hand, has declined less than 20%
• Since August 9, 2007, only 2 of the other 19 companies in the AMEX Biotech Index have performed worse than Amylin
Performance Since Amylin High On August 9, 2007
AMLN Share Price Vs. AMEX Biotech Index
0.0%
20.0%
40.0%
60.0%
80.0%
100.0%
120.0%
140.0%
AMLN Equity AMEX Biotech Index
Over $5 Billion In Shareholder Value Has Evaporated
AMLN Share Price Vs. AMEX Biotech Index
3-Year Performance
0.0%
20.0%
40.0%
60.0%
80.0%
100.0%
120.0%
140.0%
AMLN Equity AMEX Biotech Index
Source: Bloomberg – as of April 24, 2009

Revenue ($mm)
Jun-05
Sep-05
Dec-05
Mar-06
Jun-06
Sep-06
Dec-06
Mar-07
Jun-07
Sep-07
Dec-07
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09

Byetta’s Enormous Potential Was Initially Reflected In
Wall Street’s Revenue Estimates
• We believe the Company’s failure to execute its
commercial program, control costs and prepare
for and address product concerns can be seen
in declining Wall Street revenue targets
• In addition, Amylin missed its own 2007 and
2008 initial revenue estimates and “elected” not
to provide revenue guidance for 2009
Bloomberg Mean Estimates of Amylin Revenues
2007 Historical
Mean Estimate
2008 Historical
Mean Estimate
2009 Historical
Mean Estimate
2010 Historical
Mean Estimate
$0
$200
$400
$600
$800
$1,000
$1,200
$1,400
$1,600
$1,800
$2,000
$2,200
2007 Historical Mean Estimate 2008 Historical Mean Estimate
2009 Historical Mean Estimate 2010 Historical Mean Estimate
Wall Street 2010 Revenue Estimates For Amylin Have Declined By 50%
Source: Bloomberg estimates

Jan-05
Mar-05
May-05
Jul-05
Sep-05
Nov-05
Jan-06
Mar-06
May-06
Jul-06
Sep-06
Nov-06
Jan-07
Mar-07
May-07
Jul-07
Sep-07
Nov-07
Jan-08
Mar-08
May-08
Jul-08
Sep-08
Nov-08
Jan-09
Mar-09

Jan-05
Mar-05
May-05
Jul-05
Sep-05
Nov-05
Jan-06
Mar-06
May-06
Jul-06
Sep-06
Nov-06
Jan-07
Mar-07
May-07
Jul-07
Sep-07
Nov-07
Jan-08
Mar-08
May-08
Jul-08
Sep-08
Nov-08
Jan-09
Mar-09

Byetta Prescriptions Have Stalled While Competitors’ Increase
New Prescriptions (NRx)
BYETTA
LANTUS
JANUVIA
ACTOS
-
50,000
100,000
150,000
200,000
250,000
300,000
350,000
400,000
450,000
500,000
BYETTA LANTUS JANUVIA ACTOS
Byetta Prescriptions Have Sunk To Below 2006 Levels
Source: IMS Health Inc. – Through March 2009
Total Prescriptions (TRx)
BYETTA
LANTUS
JANUVIA
ACTOS
-
150,000
300,000
450,000
600,000
750,000
900,000
1,050,000
1,200,000
1,350,000
1,500,000
BYETTA LANTUS JANUVIA ACTOS
• Byetta prescriptions growth slowed significantly at the end of 2006 with new (NRx) Byetta prescriptions only up 2% in
Q406 versus Q306, a full year before the first FDA pancreatitis alert in October 2007
• Six out of the last nine quarters showed a sequential drop in new (NRx) Byetta prescriptions
• Older and newer branded diabetes drugs (Actos, Lantus and Januvia) outgrow Byetta

Is An “Evolution” In The Market Really The Problem?
Mr. Bradbury’s Statements Lead Us To Question Management’s Ability To
Accurately Measure The Market And Properly Size The Sales Force
“That is a great question, Kevin. So the question was could I comment on sensitivity to sales force size on the marketing and sales of Byetta.
That is a great question we are actually looking at that at this time. Previously work that we did demonstrated that there would be a benefit to increasing the field force. Last year we increased our field force by 65 people and we matched Lilly's field forces…
…Since that time I think it's fair to say that there has been an evolution in the diabetes marketplace.
One of the things that we are [seeing] is that major brands are pretty flat. You see Lantus is pretty flat. You see Januvia is pretty flat and responsiveness to sales force size doesn't seem to be as great as it used to be. And that is, I think, pretty indicative of what is going on in chronic disease markets in general…
…So certainly one of the things that we are looking at is whether or not there should be a change in our philosophy there, but we haven't made any decisions at this time.”
Dan Bradbury, President & CEO
Amylin @ Cowen & Company Healthcare Conference
March 17, 2009 (Emphasis Supplied)

We Question The Assumptions Management Appears
To Be Operating Under
• Mr. Bradbury has expressed his judgment
(which we assume is shared by his
management team) that there has been an
evolution over the last nine months in the
diabetes marketplace
– “Major brands are pretty flat”
– “Lantus is pretty flat”
– “Januvia is pretty flat”
• Mr. Bradbury’s statement about sales force
size comes less than nine months after
increasing the Company’s sales force by ~15%
– “responsiveness to sales force size” declining
• We believe Mr. Bradbury was wrong on the
facts
– Lantus and Januvia continue to grow
– Byetta’s decline continues
Note: TRx Per Day defined as TRx divided by number of days in the relevant month. Growth rates are defined as March 2009 vs. June 2008 data which is the time period referenced by Mr. Bradbury
Total Prescriptions (TRx) Per Day
BYETTA
LANTUS
JANUVIA
0
5,000
10,000
15,000
20,000
25,000
30,000
35,000
40,000
45,000
Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09
BYETTA LANTUS JANUVIA
+8.7%
+25.2%
-15.1%
Competition Grows While Byetta Declines
Source: TRx Data from IMS Health Inc.; Mr. Bradbury comments from Cowen & Company Healthcare Conference, March 17, 2009

Revenue ($000)

Q205
Q305
Q405
Q106
Q206
Q306
Q406
Q107
Q207
Q307
Q407
Q108
Q208
Q308
Q408
Q109

Operating Loss ($MM)

Amylin Board And Management Have Not Succeeded
In Addressing The Lack Of Revenue Growth While Losses Increase
• Operating losses increase as revenue stagnates
• Management missed its initial revenue guidance
for the past two years
• Management “elected” not to provide revenue
guidance for 2009
Net Product Sales & Collaborative Revenue
$0
$50,000
$100,000
$150,000
$200,000
$250,000
Net Product Sales Collaborative Revenue
Source: Capital IQ, Company Filings, Q4 2008 Amylin Pharmaceuticals, Inc. Earnings Conference Call
Note: Collaborative revenue contain reimbursement of development costs based on Company’s contractual agreements
Annual Operating Loss 2005-2008
($297)*
($243)
($237)
($209)
($350)
($300)
($250)
($200)
($150)
($100)
($50)
$0
2005 2006 2007 2008
Operating Loss Restructuring
*2008 operating loss include $54.9M restructuring charge. Excluding this charge, 2008 operating loss was $242.2M

• Total Scripts (TRx) declined 13% (Q408 vs. Q407) and
are now below 2006 levels
• Total Scripts (TRx) decline steepens to 16% (Q109 vs.
Q108) following management’s announced “Strategic
Restructuring and Workforce Reduction” on November
10, 2008
• Amylin’s SG&A return is the worst among its peer*
group
*Peers are as specified by the Company in its 2008 and 2009
DEF14A. REGN excluded as product revenues are immaterial.
MYGN include molecular diagnostic revenues only.
Amylin SG&A and Scripts TRx Performance
$0
$20,000
$40,000
$60,000
$80,000
$100,000
$120,000
$140,000
Q107 Q207 Q307 Q407 Q108 Q208 Q308 Q408 Q109
600,000
620,000
640,000
660,000
680,000
700,000
720,000
740,000
760,000
Selling, General and Administrative Expense Byetta Scripts (TRx)
Amylin’s SG&A Spend
Has Lowest Returns Among Its Peer Group
Source: Amylin and peer company filings, Amylin Pharmaceuticals Announces Strategic Restructuring and Workforce Reduction – November 10, 2008
Note: Amylin’s revenues are adjusted to make SG&A figures comparable and account for Eli Lilly receiving effectively ~50% of U.S. Byetta revenues (technically 50% of gross margins) as part of their partnership agreement.
Amylin and Peer Group Revenue Per SG&A Dollar Spent
$0
$1
$2
$3
$4
$5
$6
$7
$8

Last Year’s Amendment To The Eli Lilly
Co-Promotion Agreement Has Not Delivered Positive Change
• Scripts and productivity* have declined since
amending the co-promotion agreement (Q208)
with Eli Lilly and increasing Amylin sales
representatives by ~15%
*Productivity is defined as year-over-year change in net product revenues per field force employee
‡
at end of period
‡
Quarterly field force employee estimated headcount based on a straight-line calculation using year end 2007 and 2008 field force headcount figures. Q1 2009 field force employee headcount was estimated to be flat with Q4 2008.
Field Force Productivity
-15.0%
-10.0%
-5.0%
0.0%
5.0%
10.0%
15.0%
Q108 Q208 Q308 Q408 Q109
2005 2006 2007 2008
Sales Force Headcount
400 550 600 650
Headcount Up + Revenue Down = Negative
Productivity
Source: Company filings, former employees

We Believe Management’s Sales Strategy Is Not Working
And The Board Has Not Addressed This Failure
Byetta’s year-over-year total
scripts are weakening while
competitors’ scripts continue
to grow
Byetta, Lantus, Januvia (TRx) YoY Growth
-6%
-1%
-10%
-17%
6%
8%
5%
7%
6%
101%
70%
46%
41%
-17%
-13%
-14%
-19%
3%
2%
10%
16%
13%
14%
12%
93%
55%
53%
36%
42%
74%
-40%
-20%
0%
20%
40%
60%
80%
100%
120%
Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09
BYETTA LANTUS JANUVIA
We Believe Mr. Bradbury, The Management Team And The Board
Do Not Adequately Understand The Problems Facing Amylin
Source: IMS Health Inc.

04/30/08
05/30/08
06/30/08
07/30/08
08/30/08
09/30/08
10/30/08
11/30/08
12/30/08
01/30/09
02/28/09
03/30/09

Amylin’s Share Price Plummets In The Wake of Management’s Statements To
Provide “Context And Clarity” About The FDA’s Pancreatitis Alert
We Believe A Failure To Communicate Negatively Impacted The Share Price
And Likely Impacted Patient And Physician Acceptance Of Byetta
0.0%
25.0%
50.0%
75.0%
100.0%
125.0%
150.0%
AMLN Equity AMEX Biotech Index
August 26, 2008
Conference call to
provide “clarity” about
pancreatitis alert
Stock falls nearly 25%
to $20.48 on August 27th
August 25, 2008
Amylin schedules
conference call with
investors about the
FDA’s pancreatitis
alert
Closing Stock Price
$27.77
August 18, 2008
FDA issues
pancreatitis alert
related to Byetta
• Instead of providing promised clarity, we believe Amylin management’s handling of the pancreatitis alert only created greater confusion and concern

We Believe Amylin’s “5 Point Plan”  Lacks A Roadmap
(1) Byetta – Return the product to growth
– What specific steps will management take to achieve this given scripts have been flat for the last 2.5 years despite multiple initiatives?
(2) Exenatide Once-Weekly – Position for launch
– What specific steps will management take to achieve this?  How confident can we be in management’s ability given the history of Byetta’s launch?
(3) Symlin – Continue growth
– What growth is management planning to continue? Symlin total prescriptions (TRx) have been down sequentially three quarters in a row and Q1 2009 was down 11% year over year. Symlin product revenues were down 2.7% Q4 2008 to Q1 2009
(4) Obesity – Finalize development and funding strategy
– Is partnering the obesity pipeline a desirable business model or a consequence of disappointing marketing efforts with Byetta? Has management considered whether a strategy of partnership will provide short-term gain at the expense of long-term value?
(5) Operating Results – Achieve positive cash flow by end of 2010
– Will management pursue this near-term strategy by partnering the obesity pipeline and cutting R&D at the expense of long-term shareholder value?  We believe the real issue is management’s inability to grow revenues within an appropriate cost structure
We Believe The Board Should Ask Management These Questions To Exercise
Effective Oversight
Source: Amylin’s Five Point to Create Value in 2009, Company Filing on March 17, 2009, IMS Health

Ted Greene, Co-Founder Ex-Board Member Of Amylin
Speaks His Mind
• On April 7, 2009 Ted Greene, Co-Founder of Amylin and Board member, resigned from the Board after 22 years of service and explained his decision to resign in a publicly available letter to the Board, in which he states
– “…the obvious and appropriate choice to not stand for election would be our
Chairman [Mr. Cook]…”
– “…will not vote [his] shares to reelect [Mr. Cook]”
– His departure “reduced Director ownership of AMLN stock by over 50%”
• We believe Mr. Greene’s frank judgments provide a refreshing but also very disturbing insight into the functioning of the incumbent board
• Mr. Greene’s letter is reprinted in full in the Appendix and we believe all Amylin shareholders should read it
We Believe This Action By A Co-Founder And Significant Shareholder Speaks
Volumes About Amylin’s Current Leadership
Note – full text of letter in the Appendix

Amylin’s Board And Management Had “No Clue”
About The “Proxy Puts” Embedded In Their Debt Agreements
“It was only through the internal distribution at Amylin of [a] February 2, 2009 Morgan Stanley analyst report that Amylin’s senior executives and directors learned of the existence of a Proxy Put embedded in the Indenture for the Company’s convertible notes issued in June 2007 for a face amount of $575 million (the “2007 Indenture”).  The Company’s Chief Executive Officer and Chief Financial Officer both confirmed under oath that prior to February 2, 2009, they had no clue about the Proxy Put.”
We Find Amylin’s Board And Management’s Ignorance With Respect To The
Existence Of The “Proxy Puts” Troubling
Source: San Antonio Fire & Police Pension Fund v. Amylin Pharmaceuticals, Court of Chancery In The State of Delaware, C.A. No. 4446-VCL; Plaintiff’s Opening Pre-Trial
Brief 4-30-09; Emphasis Supplied

In Response To Shareholder Activism, We Think The
Incumbent Board’s Latest Action Is Too Little Too Late
• Amylin proposes new Directors following Eastbourne and Icahn notices of nominations
– Paul N. Clark and Paulo F. Costa were added as new nominees on Amylin’s slate and we have no objection to their nomination
• We wonder whether the Board would have brought in these two nominees if Eastbourne and Icahn had not spoken up
• In our view, however, this is not enough. We believe the time has come for a substantial number of incumbent Directors including the long-reigning Chairman of the Board to be replaced by Directors selected and nominated by shareholders rather than by Mr. Cook and the current Board
We Believe Amylin Should Embrace The Formation Of A Single Shareholder
Slate And Encourage Free Choice In The Election Of Amylin’s Directors

$11.7
$18.4
AMYLIN
Lilly
novo nordisk
gsk
Roche
sanofi aventis
$1.1
$7.9
$1.8
$5.0
$4.0
$1.3
$1.4
$1.0
$0.2
$0.1
$0.4
$2.4

Amylin’s Exenatide Program (Byetta) Is A Promising Therapy With
Significant Potential In The GLP-1 Drug Class
Worldwide Diabetes Drug Sales By Drug Class ($Bn)
-
$2.0
$4.0
$6.0
$8.0
$10.0
$12.0
$14.0
$16.0
$18.0
$20.0
Insulins GLP-1 Analogs DPP-IV Inhibitors Glitazones Sulfonylureas Thyroid Drugs Other Oral Agents
GLP-1
Analogs
CY2008A CY2013E
Overall diabetes therapeutic market is expected to grow at a compound annual growth rate of 12% from 2008 to 2013, with
the largest growth coming from the GLP-1 analog segment
Source: SG Cowen & Co. Therapeutic Outlook, March 2009
Amylin’s Window Of Opportunity May Be Closing Because Numerous
Companies Are Now Developing GLP-1 Class Drugs

“[Exenatide Once-Weekly has] arguably the best responses that have ever been seen with a glucose lowering therapy in the history of mankind… [the weight loss and A1c control]
combination is the kind of stuff that makes clinical investigator’s hair on the back of their necks stand up…
…it’s pretty impressive…”
John Buse
Former ADA President, Medicine & Science
Professor, UNC School of Medicine
Amylin 2007 ADA Investor Reception
June 24, 2007
Exenatide Once-Weekly Has A Head Start
It Needs A Successful Launch
We Believe Shareholders Cannot Risk A Failure To Successfully
Commercialize Exenatide Once-Weekly
Exenatide Once-Weekly
NDA Filing, 1H 2009 est.
Exenatide Once-Weekly
Approval and launch, 1H 2010 est.
2009
First competing 1x daily GLP-1
with projected approval Q2/Q309
(would compete against Byetta)
Second competing 1x daily and first
competing 1x weekly GLP-1 with
projected approval in 2011-2012
Second and third competing 1x
weekly GLP-1 with projected
approval in 2012-2014
Exenatide Once-Weekly’s Head-Start
Source: Company reports

We Expect Exenatide Once-Weekly To Demonstrate Superiority
To Most Products On The Market
• Superior reduction in HbA1c
• Superior weight-loss benefits
Amylin’s Exenatide Once-Weekly Trials Demonstrate Considerable Promise
Compared With Competing Products
Source: Company Filings
DURATION Comparison Result
DURATION-1 LAR reduction in HbA1c -1.9%, BYETTA reduction-1.5%;
Demonstrate superiority
LAR fasting plasma glucose reduction -42 mg/dL, BYETTA -25 mg/dL
77% of patients on LAR achieved A1C of 7% or less vs. 61% for BYETTA patients
Baseline HbA1c >= 9%, 29% of patients on LAR had HbA1c 6.5% or less, vs. 13% for BYETTA patients
Average weight loss on LAR -8 lbs
@52 weeks: LAR patients HbA1c -2.0%, fasting plasma glucose -47 mg/DL
@52 weeks: BYETTA patients that switched to LAR: HbA1c -2.0%, fasting plasma glucose -43 mg/dL
@52 weeks: BYETTA patients that switched to LAR: 75% HbA1c levels <=7%, 53% <=6.5%
@52 weeks: Average weight loss on LAR -9.5lbs
DURATION-2 LAR HbA1c -1.7% reduction from baseline, vs. -1.0% for sitagliptin, and -1.4% for piogliatzone
Demonstrate superiority LAR weight-loss of -6.2 lbs at 26 weeks vs. -1.9lbs for sitagliptin, weight gain of +7.4lbs for pioglitazone
DURATION-3
Demonstrate superiority
DURATION-4
Demonstrate superiority
DURATION-5
Demonstrate superiority
Estimated Completion in Q309
Estimated Completion in 2010
Initiated Q109. Completion TBD
Exenatide Once-Weekly
(LAR) vs. BYETTA
LAR vs. Actos
(pioglitazone), Januvia
(sitagliptin)
LAR vs. Metformin,
Januvia (sitagliptin),
Actos (pioglitazone)
LAR vs. BYETTA
LAR vs. Insuline Glargine

Eastbourne’s Nominees Would
Add Complementary Skills To The Board
Eastbourne’s Nominees as a group:
• Relevant industry experience
• Track records in implementing successful commercial strategies in the industry
• Operational efficiencies expertise at similar companies
• A track record of building and financing new product offerings
• Independent
• Objective and unburdened by any need to justify past decisions
• Aligned with shareholders’ interests through significant stock ownership
• Committed to assessing and pursuing the best operating platform and all strategic opportunities to benefit shareholders

Eastbourne’s Nominees Deliver
A Combination Of Expertise And Experience
Kathleen Behrens
– Experienced venture capitalist and founder of multiple life-science companies – Protein Design
Labs, COR Therapeutics
– Former Managing Director at Robertson Stephens and RS Investments
– Former Director of Abgenix (sold to Amgen in 2006)
– Member of President’s Council of Advisors on Science and Technology (2001-2009)
Charles Fleischman
– Former Co-Founder, President, CFO, COO and Director of Digene Corporation
– Led Digene through its R&D and commercialization phases, culminating in a sale at an all-time high stock price
– Currently a Director of Dako A/S
Jay Sherwood
– Managing Director, Eastbourne Capital Management
– Former Managing Director of Robertson Stephens Investment Management (RSIM)
We Believe Eastbourne's Nominees Have The Skills And Experience
Necessary To Guide Amylin Through This Critical Time

Eastbourne's Nominees Are Committed To
Maximizing The Commercial Potential Of Amylin’s Products
• Eastbourne’s nominees, if elected, will encourage the Board to objectively re-assess
Amylin’s current strategy:
– Current sales and marketing strategy to grow Byetta prescriptions
– Current strategy to position Exenatide Once-Weekly for launch
– Relationship with Eli Lilly & Co.
– Decision to partner/fund development of the obesity pipeline
– Research and development priority and investment allocation
– Expense control and headcount allocation
– Strategic alternatives and opportunities that will be in the best interest of shareholders
Eastbourne's Nominees Are Committed To Working Alongside Other Board
Members And To Providing More Effective Management Oversight

AMYLIN'S BUSINESS MODEL
DRUG DISCOVERY
PRODUCT DEVELOPMENT
PROFITABILITY
CLINICAL STUDIES
SALES & MARKETING
REGULATORY REVIEW

We Believe Amylin’s Board And Management Have
Failed To Deliver On Their Own Business Model
“The reward for doing it well is the privilege to do it again.”
Joe Cook, Chairman and Then-CEO, Amylin’s 2000 Annual Report (Emphasis Supplied)
We Believe Amylin’s Current Board Has
Not Earned The “Privilege To Do It Again”

A Vote For Eastbourne’s Nominees Is Also A
Vote To Replace Five Incumbent Directors
Eastbourne will, in connection with the proxies it receives, seek authorization to vote for all Amylin’s nominees other than
the following five members of
Management’s slate:
Joe Cook Chairman (Since 1998), Director (Since 1994), Former CEO (1998 -2003)
Jim Wilson Director (Since 2002), Chair of Corcept Therapeutics Where Mr. Cook is a Director
Joseph Sullivan Director (Since 2003), Chair of RAND Health Board of Advisors
James Gavin Director (Since 2005), Clinical Professor of Medicine
Steve Altman Director (Since 2006), President of QUALCOMM Inc.
These are the five incumbent Directors who, in our view, should be replaced by
Directors selected and nominated by shareholders.  We do not support their reelection

Appendix

Eastbourne Capital Management, L.L.C.
• Eastbourne is a research-intensive, long-term investor
– Manages a concentrated portfolio with a few large investments
• Owner-oriented approach to investing
– Partner/employee capital comprise ~13% of firm’s funds
– Often one of the largest shareholders in each of our portfolio companies
• We maintain positive relationships with companies in our
portfolio
– In our 14 year history, we have never before nominated a slate of Directors to oppose the Board or management of any of our portfolio companies
• Long-term investor in Amylin – has held a significant
position since 2005

Ted Greene’s Letter To
Amylin’s Board of Directors
April 7, 2009
To my fellow Board members:
I hereby resign from our Board of Directors, ending my 22 years of service to Amylin Pharmaceuticals.
A majority of you decided we could not win our proxy fight if we did not replace two ex-CEO Board members, including me. Even if I agreed, the obvious and appropriate choice to not stand for election would be our Chairman, who has presided over the loss of shareholder value that sparked the proxy fight.
I favor Board changes that are in the best interests of Amylin. As founding CEO, I built the technology platform that produced BYETTA, SYMLIN, and our obesity pipeline. In 1996 I decided we needed a leader with pharmaceutical operating experience, qualifications I did not have. So, I stepped down as CEO, and later as Chairman.
For the past decade as an independent director I’ve focused my Board role on helping management continue our scientific and entrepreneurial vision.
I’m proud to have filed my most recent patent application on behalf of Amylin less than two years ago. I think I could have continued to help Amylin with these challenges.
Over the years I have invested heavily in Amylin, first to launch the company and then to keep us afloat. As a result, my departure from the Board has reduced Director ownership of AMLN stock by over 50%. Such a large reduction in Board shareholdings cannot be reassuring to investors who are concerned about Board alignment with their financial interests.
I’m disappointed in the outcome of the nominating process. You were not receptive to my ideas about new Board skills, and I did not participate in the vetting and recruiting process, so I am unsure about the new nominees. I will not vote my shares to reelect our current Chairman.
Going forward I intend to be a proactive outside shareholder with an important equity position. I will expect the new Board to preside over commercial results commensurate with our leading science, which can help millions of patients with diabetes and obesity.
Respectfully,
Howard E. (Ted) Greene, Jr., Co-Founder of Amylin
Source: 8K filed on April 9, 2009, Ted Greene, Co-Founder of Amylin

FY 2007 Compensation Comm e Grade
A
B
C
D
F
Historical Compensation Score
Fiscal Year 2005 2006 2007
Grade C D D
Company Compared with Median
AMLN Firm Value Sector-Size Sub-Industry
30
25
20
15
10
5
0
In Millions of $
Total Compensation
Grant Date Fair Value of Equity Awards
Bonus and Non-Equity Incentives
CEO Compared with Median
AMLN Firm Value Sector-Size Sub-Industry
14
12
10
8
6
4
2
0
In Millions of $
Total Compensation
Grant Date Fair Value of Equity Awards
Bonus and Non-Equity Incentives

Amylin’s Poor Compensation Practices Compared With Performance
Pay for poor performance
Mr. Bradbury continues to reap the benefits as CEO
• March 2007 Compensation Decision
– $575,000 salary
– Option grant of 450K shares = $7,819,875
FY2006 Operating Loss = $237MM
FY2006 Share Price Performance = -9.6%
• March 2008 Compensation Decision
– Salary increased to $675,000
– Option grant of 275K shares = $2,812,315
FY2007 Operating Loss = $243MM
FY2007 Share Price Performance = +2.6%
• March 2009 Compensation Decision
– Salary maintained at $675,000
– Option grant of 200K shares
– Additional performance option grant of 200k shares
– Total options granted 400k shares
FY2008 Operating Loss = $297MM (includes $54.9MM
restructuring charge)
FY2008 Share Price Performance = -70.7%
Glass, Lewis & Co.
“…executive compensation received a D grade…
in our proprietary
pay-for-performance model…”
“Nominee WILSON served as Chairman of the Compensation
Committee… Company paid more compensation to its top executives but performed worse than its peers... [similar to FY2006]...”
“Mr. Wilson... has not effectively served shareholders in this regard.”
Glass, Lewis & Co., An Independent Corporate Governance Proxy Advisor,
Has Given Amylin Compensation Practices Poor Marks
Source: Company filings, Glass, Lewis & Co. proxy paper on Amylin 2008 Annual Meeting, Emphasis supplied

Amylin’s Board Moves The Goalposts With Performance Options
The Board Rewards Management for Missed “Internal” Goal
– In November 2007, Mr. Bradbury, along with the Company’s CFO and the head of Human
Resources, met with us and told us that it was Amylin’s goal to file the NDA for Exenatide Once-
Weekly by the end of 2008, which should have resulted in approval by the end of 2009
– Bradbury and his team missed this goal and the NDA has yet to be filed…
…Yet the Board granted Mr. Bradbury 200K performance options which vest if Exenatide Once-
Weekly is approved by end of 2010 – a full year later than the approval that would have resulted from filing under its previous “internal” goal
– In addition, Mr. Bradbury still retains all of the options granted in 2007 and 2008 – years in which the Company’s performance was poor
What Will The Board Do If The
Timetable For Exenatide Once-Weekly Is Missed Again?
Source:  Conversation between Eastbourne and Management at Dinner Meeting on November 27, 2007, Company Filings

• ‘Cash Bonus Plan’
Goals for FY2008 (summarized from 2009 DEF14A)
– According to the Company
• Amylin executives “…notified the [Compensation Committee] that they have voluntarily elected to waive receipt of any bonuses…”
• Amylin’s Board “… accepted management’s recommendation not to increase management salaries above
2008 levels…”
Did Management Really “Voluntarily” Waive A Bonus?
NDA for Exenatide Once-Weekly was not filed by the
end of 2008
50%
R&D / Pipeline
Advancement
Byetta prescriptions declined throughout 2008 and
overall revenue came in under management’s
guidance
50% Product Revenue
Actual FY2008  Performance Portion of Bonus (%) Corporate Goal
We Do Not Believe Management Deserved
A Bonus Or Salary Increase For Their Performance
Source: Company filings, 8-K filed 12/08/08, 2009 DEF14A, 8-K filed 03/06/09

We Believe The Board Should Have Limited
Mr. Bradbury’s Outside Commitments And Responsibilities
While serving as CEO of Amylin, Mr. Bradbury has served concurrently on the governing bodies of at least seven outside organizations
• The Board of Directors of
– Illumina, Inc. – Chair of Audit Committee
– Novacea, Inc. – Chair of Compensation Committee
• Term expired upon sale of Novacea, Feb. 2009
– PhRMA – Board Member
– BIOCOM – Board Member, Chair Elect
– The San Diego Regional Economic Development Corporation
• Board of Trustees
– The Keck Graduate Institute
• Advisory Council
– UCSD Rady School of Management
• Board of Advisors
– RAND Health – Joseph Sullivan (an Amylin Board member and chair of the Amylin finance committee) serves as
Chairman on the RAND Health Board of Advisors
The Board Permitted These Time Consuming Outside Interests While The
CEO Presided Over The Loss Of Over $5 Billion In Shareholder Value
Source: Company filings